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                                                                Exhibit 23


                          CONSENT OF ERNST & YOUNG LLP

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunoco, Inc. of our report dated February 11, 1999, included in the 1998 Annual Report to Shareholders of Sunoco, Inc.

     Our audits also included the financial statement schedule of Sunoco, Inc. for the years ended December 31, 1998, 1997 and 1996, listed in Item 14(a). The schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the incorporation by reference of this report on the financial statement schedule and our report dated February 11, 1999 with respect to the consolidated financial statements of Sunoco, Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1998, in the following registration statements:

     Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

     Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

     Sunoco, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

     Sunoco, Inc. and Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

     Sunoco, Inc. Executive Long-Term Stock Investment Plan Form S-8 Registration Statement (Registration No. 33-44059);

     Sunoco, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);

     Sunoco, Inc. Form S-3 Registration Statement (Registration No. 33-53717);
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     Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement
     (Registration No. 33-39834); and

     Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615).



/s/ ERNST & YOUNG LLP
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Ernst & Young LLP
Philadelphia, Pennsylvania
March 5, 1999